Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use, in this Registration Statement on Form S-1, of our report dated February 29, 2024, related to the financial statements of Serve Robotics Inc. as of December 31, 2023 and 2022, and for the years then ended, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ dbbmckennon

Newport Beach, California

June 28, 2024